UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

SHEMN CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216465	37-1836726
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baiyun District, Fuli Taiyuan A9, 904, Guangzhou, China, 510165

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (323-985-4212)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 17, 2019, Sun Kui, our President, Secretary, Treasurer and Director made a decision to resign from the aforementioned positions due to his personal matters. Sun Kui arranged to appoint Liu Shan Shan, aged 27, as President, Secretary, Treasurer and Director of Shemn Corp. Mr. Kui reserves the right to keep the restricted shares of the Company that he owns. At the end of the Company’s fiscal year, Ms. Shan Shan will receive the shares of Shemn Corp. as a compensation for the services she will provide as an officer.

Ms. Liu Shan Shan was born in 1992 Ji Lin city of Northeast China. She entered Management and Economic department at Taiyuan Institute of Technology (Shanxi province) in 2011. In January 2019, she graduated from the Institute with the master’s degree. Liu Shan Shan has always been fond of working in the field of leather items manufacturing. The current management considers her skills to be adequate for expanding the operations of Shemn Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 17, 2019.

SHEMN CORP.

  BY:                                               /S/ SUN KUI

                      Name:       SUN KUI
                      Title:              President, Treasurer, Secretary and Director